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                                                                   Exhibit 10.2

                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION

                           TRANSACTION BONUS AGREEMENT

                               SECTION 1: RECITAL

                  THIS AGREEMENT ("Agreement") is made as of June 1, 2001 (the "Effective Date") by and between SYSTEMS & COMPUTER TECHNOLOGY CORPORATION (the "Company") and _______________ ("Executive").

                             SECTION 2: DEFINITIONS

                  The following terms, as used herein, shall have the meaning specified:

                  "Cause" means Cause as defined in the Executive's employment agreement with the Company or, in the absence of such a contract or definition,
(i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the Executive pursuant to an employment agreement providing for such Good Reason termination) after a written demand for substantial performance is delivered to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

                  "Change in Control" means any of the following to occur:

                      (i) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); or

                      (ii) Approval by stockholders of the Company of (A) a merger, reorganization or consolidation involving the Company if the stockholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) (1) a complete liquidation or dissolution of the Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

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                      (iii) Acceptance by stockholders of the Company of shares
in a share exchange if the stockholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Systems & Computer Technology Corporation and its successors and shall include any subsidiaries of the Company, except where the context indicates otherwise.

                  "Employee" means an employee of the Company.

                  "Good Reason" means, the occurrence (without Executive's express written consent) of any one of the following acts by the Company or any successor, or failures by the Company or any successor to act unless, in the case of any act or failure to act, such act or failure to act is corrected without any detriment to Executive within five (5) business days after notice by the Executive to the Company:

                      (i) the assignment by the Company to the Executive of any duties inconsistent with the Executive's status as an executive of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities;

                      (ii) a reduction by the Company in the Executive's compensation or benefits (unless the benefits are changed in a consistent manner for all employees of the Company) on the date hereof or as may be increased from time to time;

                      (iii) the relocation by the Company of its principal executive offices to a location more than thirty (30) miles from the location of such office as of the date hereof or the Company's requiring Executive to be based anywhere other than the Company's principal executive offices, except for required travel on the Company's business to the extent substantially consistent with the Executive's present obligations;

                      (iv) the failure by the Company to pay the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                      (v) the failure by the Company to continue in effect any compensation plan in which the Executive participates which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants; or




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                      (vi) the failure by the Company to continue to provide the
Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating (unless the benefits are changed in a consistent manner for all employees of the Company), the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive (unless the benefits are changed in a consistent manner for all employees of the Company), or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy.

                  "Outsourcing Business" means the business of the Company identified as outsourcing services in the Company's Annual Report on Form 10-K as of the Effective Date, which outsourcing services are reported as a separate line item in the Company's Statement of Operations as of the Effective Date.

                  "Total Sale" means a single Transaction or series of Transactions covering all of the Company's four market units.

                  "Transaction" means: (i) any transaction or series or combination of transactions whereby, directly or indirectly, control of (except in the ordinary course of business) a material interest in the securities, assets or business of any of the Company's market units or the Outsourcing Business is transferred for consideration to an acquirer or any of its affiliates, including, without limitation, a sale or exchange of capital stock or assets, a lease of substantially all of the assets of a market unit with or without a purchase option, a merger or consolidation, a tender or exchange offer, a leveraged buyout, or any similar transaction; or (ii) an event otherwise constituting a Change in Control.

                  "Transaction Bonus Award" means the award set forth in Section 3.

                  "Transaction Bonus Pool" means eight-tenths of one percent (.8%) of the Transaction Price of each Transaction.

                  "Transaction Date" means: in the case of a Total Sale, the date on which the Transaction closes for the last market unit; in the case of Change of Control, the occurrence thereof; and in all other cases, the date on which the Transaction closes.

                  "Transaction Price" means, in connection with a Transaction, the gross value of all cash, securities (including, but not limited to common stock, convertible securities, options, warrants and stock appreciation rights) and other property paid directly or indirectly to the Company or its stockholders, and the value of any net debt. For purposes hereof, the term "net debt" shall mean: (i) if the Transaction involves the Company rather than any of its market units, the amount of long and short-term debt for borrowed money and capitalized leases existing on the Company's balance sheet at the time of a Transaction or assumed, refinanced, retired or repaid at the time of the Transaction in connection with the Transaction, less the amount of any cash existing on the Company's balance sheet at the time of the Transaction; and (ii) if the Transaction involves a market unit of the Company, the amount of long and short term debt for borrowed money and capitalized leases related to the market unit which either remain an obligation of the market unit at the closing of the Transaction or are assumed, refinanced, retired or repaid in connection with the Transaction, less the amount of any cash related to the market unit which either

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remains an asset of the market unit at the closing of the Transaction or is otherwise transferred to the buyer in connection with the Transaction. In the event a Transaction takes the form of a sale of all or substantially all of the Company's or a market unit's assets, Transaction Price shall also include the value of any current assets (of the Company or the market unit, as the case may be) not purchased less the value of any current liabilities (of the Company or the market unit, as the case may be) not assumed. The value of any such securities shall be determined as follows: (i) the value of securities that are freely traded in an established public market will be determined on the basis of the average closing market price of such securities on the 20 trading days immediately preceding the consummation of the Transaction; (ii) the value of securities that are not freely tradable or have no established public market, and the value of consideration that consists of other property, shall be the fair market value thereof as determined by the parties; and (iii) the value of any deferred or contingent payments shall be determined when the same are received.

                       SECTION 3: TRANSACTION BONUS AWARDS

                  (a) Eligibility. Subject to Section 3(d), Executive shall be entitled to a Transaction Bonus Award if (i) a Transaction occurs, and (ii) Executive is an Employee as of the applicable Transaction Date.

                  (b) Determination of Award. Subject further to this paragraph 3(b), Executive's Transaction Bonus Award shall be ____% of the Transaction Bonus Pool. However, if prior to December 31, 2002, control of the Company's Outsourcing Business is transferred for consideration to any of Affiliated Computer Systems, Inc., KPMG, Unisys or any of their affiliates, as determined by the Company, Executive's Transaction Bonus Award with respect to the Outsourcing Business shall be reduced to ___% if a Transaction Bonus Award is paid to a then-former Executive who is contractually entitled to such a Transaction Bonus Award under a Retirement Agreement dated as of January 2, 2002 between the former Executive and the Company. The determination of whether a Transaction or a Transaction Date has occurred, the Transaction Price and the amount payable to Executive, if any, will be made by the Company. Anything in this Agreement to the contrary notwithstanding, the Company may not otherwise use its discretion to increase or decrease the amount of the Transaction Bonus Award payable to the Executive except with his consent.

                  (c) Payment of Awards. The Transaction Bonus Award to which Executive is entitled and any amount due under Section 3(g) shall be paid in a lump sum cash payment, without interest or earnings, immediately upon the Transaction Date of a Total Sale or a Change in Control, subject to earlier payment as set forth below.

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                  (d) Termination of Employment, Death or Disability. If the
Executive's employment by the Company (i) terminates by reason of death or disability, or (ii) is terminated by the Company other than for Cause, or by the Executive for Good Reason, the Transaction Bonus Award applicable to (x) any Transaction for which the Transaction Date has theretofore occurred shall be paid in a lump sum cash payment, without interest or earnings, immediately, upon such termination and (y) any Transaction for which a definitive agreement is signed by all necessary parties prior to the Executive's termination of employment and for which a Transaction Date occurs subsequent to Executive's termination of employment shall be paid in a lump sum cash payment, without interest or earnings, within two business days after the Transaction Date occurs. If the Executive's employment by the Company is terminated by the Company for Cause or by the Executive other than for Good Reason, any Transaction Bonus Award applicable to any Transaction for which the Transaction Date has theretofore occurred shall be cancelled and shall not be paid.

                  (e) Transactions as of September 30, 2002. If on September 30, 2002, Executive is an Employee and there has been at least one Transaction, but not a Total Sale or a Change in Control, the Transaction Bonus Award applicable to all Transactions for which the Transaction Dates have theretofore occurred shall be paid in a lump sum cash payment, without interest or earnings, on October 1, 2002.

                  (f) Board Determination. If the Board of Directors determines that the Company shall not pursue a Total Sale or a Change in Control, and if Executive is an Employee on the date of such determination, the Transaction Bonus Award applicable to any Transaction for which the Transaction Date has theretofore occurred shall be paid in a lump sum, without interest or earnings, immediately upon such determination.

                  (g) Additional Payment. Upon the payment of a Transaction Bonus Award, and at any time thereafter that the Company may deem necessary, the Company shall determine whether such payment is a "parachute payment" under
Section 280G of the Code, in whole or in part. In addition to any other amount payable hereunder, the Company shall pay Executive an additional sum of cash, if any, which compensates Executive in full for the imposition of any additional income tax and/or excise tax or penalty under Section 4999 of the Code or otherwise imposed on account of any payment hereunder being determined at any time by the Company or the Internal Revenue Service to be a parachute payment under Section 280G of the Code. Such additional payment shall be made immediately following such determination by the Company or Internal Revenue Service, whichever is earlier.

                  (h) Exclusion from 1999 and 2001 Severance Agreements. This Agreement supersedes any other agreement between Executive and the Company relating to the payment of a Transaction Bonus Award. The Transaction Bonus Award shall not be deemed to be a bonus for purposes of computing "Severance Payments" as defined in and payable under the April 21, 1999 Severance Agreement between Executive and the Company (the "1999 Severance Agreement"). This Agreement shall not be deemed to be a "Bonus Plan" as defined in the 1999 Severance Agreement, and shall not be an offset against any amounts payable under the Executive Severance Agreement between Executive and the Company dated as of June 1, 2001.

                  (i) Retention. Executive shall continue to serve in his current capacity and pursuant to the terms of any employment agreement that may be in effect from time to time. The terms of this Agreement, and all remuneration provided hereunder shall be in addition to, and not in lieu of, any amounts payable under any other agreement between the Company and the Executive, except as expressly provided herein.


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                            SECTION 4: ADMINISTRATION

                  (a) In General. The Company shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under this Agreement, (ii) to construe, interpret and implement this Agreement and any related document, (iii) to prescribe, amend and rescind rules relating to this Agreement, (iv) to make all determinations necessary or advisable in administering this Agreement, and (v) to correct any defect, supply any omission and reconcile any inconsistency in this Agreement.

                  (b) Appointment of Experts. The Company may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of this Agreement.

                  (c) Delegation. The Company may delegate to Employees the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of this Agreement in accordance with its terms and purposes, except that the Company shall not delegate any authority with respect to decisions regarding the eligibility of, or the amount, timing or other material terms of Transaction Bonus Awards in respect of the Executive.

                  (d) Code Section 162(m). It is the intent of the Company that Transaction Bonus Award and this Agreement satisfy the applicable requirements of Code section 162(m) so that the Company's tax deduction for remuneration in respect of this Agreement for services performed by the Executive is not disallowed in whole or in part by the operation of such Code section. If any provision of this Agreement or of any Transaction Bonus Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but no such conflict shall serve to divest the Executive of any right otherwise conferred by this Agreement.

                            SECTION 5: MISCELLANEOUS

                  (a) Nonassignability. No Transaction Bonus Award will be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.

                  (b) Tax Withholding. Whenever payments are to be made hereunder, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Executive, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

                  (c) Other Payments of Awards. Except as expressly set forth in sections 3(d) and 3(h), nothing contained in this Agreement will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

                  (d) Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under this Agreement, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under this Agreement.

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                  (e) No Right of Employment. Except as specifically set forth herein, nothing in this Agreement will be construed as creating any contract of employment or conferring upon the Executive or any other person any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without Cause.

                  (f) Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of this Agreement, rather than the section headings, will control.

                  (g) Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given when:
Delivered personally; sent by United States registered or certified mail, return receipt requested; transmitted by facsimile confirmed by United States first class mail; or sent by overnight courier. Notices to the Company shall be sent to 4 Country View Road, Malvern, PA 19355, Attention: General Counsel (FAX number (610) 725-7457), and notices to Executive shall be sent to Executive's last known residence address and/or fax number contained in the Company's records, or to such other place as either party may subsequently designate for its receipt of notices.

                  (h) Invalidity. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

                  (i) Applicable Law. This Agreement will be governed by the laws of the Commonwealth of Pennsylvania, as determined without regard to the conflict of laws principles thereof.

                  (j) Effective Date. This Agreement shall be effective as of June 1, 2001.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company and Executive have executed this Agreement as of the date first above written.


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                                               SYSTEMS & COMPUTER TECHNOLOGY
                                               CORPORATION

                                               By:  ___________________________

                                               EXECUTIVE



                                               _________________________________





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